Exhibit 21.1

SUBSIDIARIES OF TRANSDIGM GROUP INCORPORATED

TransDigm Inc. is a 100% owned subsidiary of TransDigm Group Incorporated
TransDigm Inc. owns directly or indirectly the following subsidiaries:

Name of Subsidiary	Jurisdiction of Incorporation or Organization
1711 Waterview Pkwy LLC	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
Adams Rite Aerospace GmbH	Germany
Advanced Inflatable Products Limited	England
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Air-Sea Survival Equipment Trustee Limited	England
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems Canada Ltd.	Ontario, Canada
Airborne Systems Group Limited	England
Airborne Systems Holdings Limited	England
Airborne Systems Limited	England
Airborne Systems NA, Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
Airborne Systems North America of NJ Inc.	New Jersey
Airborne Systems Pension Trust Limited	England
Airborne UK Acquisition Limited	England
Airborne UK Parent Limited	England
Aircraft Materials Limited	England
AmSafe, Inc.	Delaware
AmSafe Aviation (Chongqing), Ltd.	China
AmSafe Bridport Ltd.	England
AmSafe Bridport (Kunshan) Co., Ltd.	China
AmSafe Bridport (Private) Ltd.	Sri Lanka
AmSafe Global Holdings, Inc.	Delaware
AmSafe Global Services (Private) Limited	Sri Lanka
Angus Electronics Co.	Delaware
ARA Deutschland GmbH	Germany
ARA Holding GmbH	Germany
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Auxitrol SAS	France
Auxitrol Weston Mexico, S. de R.L. de C.V.	Mexico

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Auxitrol Weston Singapore Pte. Ltd.	Singapore
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Avionics Specialties, Inc.	Virginia
AVISTA, Incorporated	Wisconsin
AvtechTyee, Inc.	Washington
Beta Transformer Mexico, S. de R.L. de C.V.	Mexico
Beta Transformer Technology Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport-Air Carrier, Inc.	Washington
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bridport Ltd.	England
Bruce Aerospace, Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
CMC Electronics Aurora LLC	Delaware
CMC Electronics Inc.	Canada
CMC Electronics ME Inc.	Canada
Darchem Engineering Limited	England
Darchem Holdings Limited	England
Data Device Corporation	Delaware
DDC Electronics K.K.	Japan
DDC Electronics Ltd.	England
DDC Electronics Private Limited	India
DDC Elektronik, GmbH	Germany
DDC Electronique, S.A.R.L.	France
DDC Holdings (UK) Limited	England
DDC (United Kingdom) Ltd.	England
Dukes Aerospace, Inc.	Delaware
Edlaw Limited	England
Electromech Technologies LLC	Delaware
Elektro-Metall Export GmbH	Germany
Elektro-Metall Paks KFT	Hungary
EST Defence Company UK Limited	England
Esterline Acquisition Ltd	England
Esterline do Brasil Assessoria e Intermediação Ltda	Brazil
Esterline Europe Company LLC	Delaware
Esterline Foreign Sales Corporation	US Virgin Islands
Esterline International Company	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Esterline Mexico, S. de R.L. de C.V.	Mexico
Esterline Services China Ltd.	China
Esterline Technologies Acquisition Ltd	England
Esterline Technologies Corporation	Delaware
Esterline Technologies Europe Limited	England
Esterline Technologies France Holding SAS	France
Esterline Technologies French Acquisition Limited	England
Esterline Technologies Global Limited	England
Esterline Technologies Holdings Limited	England
Esterline Technologies Management France SAS	France
Esterline Technologies SGIP, LLC	Delaware
Esterline Technologies Unlimited	England
Extant Components Group Holdings, Inc.	Delaware
Extant Components Group Intermediate, Inc.	Delaware
Financiere Jupiter	France
GQ Parachutes Limited	England
Guizhou Leach-Tianyi Aviation Electrical Company Ltd	China
HarcoSemco LLC	Connecticut
Hartwell Corporation	California
Hytek Finishes Co.	Delaware
ILC Holdings, Inc.	Delaware
Irvin Aerospace Limited	England
IrvinGQ France SAS	France
Irvin-GQ Limited	England
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Joslyn Sunbank Company, LLC	California
Jupiter SAS	France
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Kunshan Shield Restraint Systems, Ltd.	China
Leach Holding Corporation	Delaware
Leach International Asia-Pacific Ltd	Hong Kong
Leach International Corporation	Delaware
Leach International Europe S.A.S.	France
Leach International Germany GmbH	Germany
Leach International Mexico S. de R. L. de C. V.	Mexico
Leach International UK Ltd	England
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware

Name of Subsidiary	Jurisdiction of Incorporation or Organization
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace DE, LP	England
McKechnie Aerospace (Europe) Ltd.	England
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
Mecanismos de Matamoros S.A. de C.V.	Mexico
Militair Aviation, Ltd.	England
NMC Group, Inc.	California
Nordisk Asia Pacific Limited	Hong Kong
Nordisk Asia Pacific Pte Ltd	Singapore
Nordisk Aviation Products AS	Norway
Nordisk Aviation Products (Kunshan) Ltd.	China
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas Corp.	Delaware
Norwich Aero Products Inc.	New York
Palomar Products, Inc.	Delaware
Pascall Electronics Limited	England
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Pressure Systems International Ltd	England
Racal Acoustics Limited	England
Racal Acoustics, Inc.	Delaware
Rancho TransTechnology Corporation	California
Retainers, Inc.	New Jersey
Schneller Asia Pte. Ltd.	Singapore
Schneller LLC	Delaware
Schneller S.A.R.L.	France
ScioTeq bvba	Belgium
ScioTeq LLC	Delaware
ScioTeq Ltd.	Israel
ScioTeq Pte. Ltd.	Singapore
ScioTeq SAS	France
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Shield Restraint Systems Ltd.	England
Signal Processing Matamoros S.A. de C.V.	Mexico
Skandia, Inc.	Illinois
Skurka Aerospace, Inc.	Delaware
Souriau Dominican Republic, LTD	Bermuda
Souriau Germany GmbH	Germany
Souriau India Private Ltd.	India
Souriau Italy S.R.L.	Italy
Souriau Japan KK	Japan
Souriau Maroc	Morocco

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Souriau S.A.S.	France
Souriau UK Limited	England
Souriau USA, Inc.	Delaware
SSP Industries	California
Sunbank de Mexico S. de R.L. de C.V.	Mexico
Sunbank Family of Companies, LLC	California
Symetrics Industries, LLC	Florida
Symetrics Technology Group, LLC	Florida
TA Aerospace Co.	California
TA Mfg Limited	England
Tactair Fluid Controls, Inc.	New York
TDG ESL Holdings Inc.	Delaware
TDG France Ultimate Parent SAS	France
TDG Germany GmbH	Germany
TDG Netherlands BV	Netherlands
TEAC Aerospace Holdings, Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware
Technical Airborne Components Industries SPRL	Belgium
Technocontact SAS	France
Telair International AB	Sweden
Telair International GmbH	Germany
Telair International LLC	Delaware
Telair International Services PTE Ltd	Singapore
Telair US LLC	Delaware
Texas Rotronics, Inc.	Texas
TransDigm (Barbados) SRL	Barbados
TransDigm Canada ULC	Canada
TransDigm European Holdings Limited	England
TransDigm Ireland Ltd.	Ireland
TransDigm Receivables LLC	Delaware
TransDigm Technologies India Private Limited	India
TransDigm UK Holdings plc	UK
Transicoil (Malaysia) Sendirian Berhad	Malaysia
Transicoil LLC	Delaware
TREALITY SVS LLC	Delaware
TTERUSA, Inc.	New Jersey
Wallop Industries Limited	England
Weston Aerospace Ltd	England
Whippany Actuation Systems, LLC	Delaware
XCEL Power Systems Ltd.	England
Young & Franklin Inc.	New York